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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Pre-Effective Amendment No. 2 to Form S-1) and related Prospectus of Biopure Corporation for the registration of 25,000,000 shares of Class A common stock and warrants to purchase 28,750,000 shares of Class A common stock and 31,750,000 shares of Class A common stock underlying the related warrants and to the incorporation by reference therein of our reports dated January 5, 2006 (except with respect to Note 14, as to which the date is January 17, 2006), with respect to the consolidated financial statements of Biopure Corporation, Biopure Corporation management's assessment of the effectiveness ofinternal control over financial reporting, and the effectiveness of internalcontrol over financial reporting of Biopure Corporation, included in its Annual Report (Form 10-K) for the year ended October 31, 2005, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Boston, Massachusetts
December 4, 2006